UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2017

Citius Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 of this Current Report on Form 8-K regarding the Transaction Documents (as such term is defined in Item 3.02 below) is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Citius Pharmaceuticals, Inc. (the “Company”) has completed an offering (the “Offering”) of Units at a price of $0.40 per Unit (the “Units”) pursuant to a Unit Purchase Agreement with certain accredited investors (the “Purchase Agreement”). Each Unit consists of (i) one share of common stock and (ii) a warrant to purchase one share of common stock (the “Warrants”). Each Warrant has an exercise price of $0.55 and is exercisable for five years from the date of issuance.

The Company’s Placement Agent, pursuant to a Placement Agency Agreement entered into between the Company and the Placement Agent (as amended the “Placement Agency Agreement”), received a 10% cash commission on the gross proceeds of each sale of the Units. In addition, at each closing the Placement Agent also received (i) an expense allowance equal to 3% of the proceeds of the sale, and (ii) warrants to purchase a number of shares of common stock equal to 10% of the Units sold at an exercise price of $0.55 per share (the “Placement Agent Warrants” and, collectively with the Purchase Agreement, Warrants, and the Placement Agent Agreement, the “Transaction Documents”).

On February 27, 2017, the Company completed its final closing under the Offering. In the Offering the Company sold an aggregate of 1,920,250 Units comprising 1,920,250 shares of common stock and warrants to purchase 1,920,250 shares of common stock for aggregate gross proceeds of $768,100. In connection with the closing, the Placement Agent received administrative and legal fees of $75,000, an expense allowance and cash commission of $99,853 and a Placement Agent Warrant to purchase 192,025 shares of common stock.

The Units, Warrants and Placement Agent Warrants were offered and sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder. To the extent that any shares of common stock are issued in connection with the Offering, they may not be offered or sold in the United States absent registration or the availability of an applicable exemption from the registration requirements of the Securities Act.

The foregoing summary of the material terms of the Transaction Documents is subject to the full and complete terms of such Transaction Documents which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy any securities of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: March 3, 2017	By:	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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